           As filed with the Securities and Exchange Commission on JUNE 29, 2001

                                                     REGISTRATION NO.-----------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                                 Harmonic, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                              77-0201147
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                       549 Baltic Way, Sunnyvale, CA 94089
               (Address of principal executive offices) (Zip Code)

            C-Cube Microsystems Employee Savings and Investment Plan
                            (Full title of the plan)


                                Patti J. Summers
               Human Relations Director, Compensation and Benefits
                                 Harmonic Inc.
                                 549 Baltic Way
                               Sunnyvale, CA 94089
                     (Name and address of agent for service)

                    Telephone number, including area code, of
                               agent for service:

                                 (408) 542-2501

                                   Copies to:

                                Roger Stern, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304

                              EXPLANATORY STATEMENT

     C-Cube Microsystems Inc. ("C-Cube") registered, on Form S-8, Registration Statement No. 333-19777, fifty-thousand (50,000) shares of Common Stock of C-Cube and an indeterminate amount of interest in the C-Cube Microsystems Employee Savings and Investment Plan ("the Plan") which were offered to eligible employees of C-Cube pursuant to the Plan. C-Cube was acquired by Harmonic Inc. on May 3, 2000 and Harmonic Inc. assumed sponsorship of the Plan. C-Cube Common Stock is no longer offered as an investment option under the Plan. Therefore, Harmonic Inc., as successor to C-Cube removes from registration all interests in the Plan and shares of Common Stock not sold pursuant to the Plan.

                                   SIGNATURES

THE REGISTRANT


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the 26th day of June, 2001.

Harmonic Inc.
(Registrant)

By /s/ Patti J. Summers
   -------------------------------------------------------
[NAME] Patti J. Summers
[TITLE] Human Resources Director Compensation and Benefits



THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Registrant, as the administrator of the Plan, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the 26th day of June, 2001.

C-Cube Microsystems Employee Savings and Investment Plan
(Plan)

By /s/ Patti J. Summers
   --------------------------------------------------
[NAME] Patti J. Summers
on behalf of the Administrator of the C-Cube Microsystems
Employee Savings and Investment Plan